Exhibit 8.1

List of Subsidiaries

(As of May 31, 2008)

Subsidiaries

Place of Incorporation
1. CISG Holdings Ltd.	British Virgin Islands

2. CNinsure Holdings Ltd.	British Virgin Islands

3. Intense Rise Limited	Hong Kong

4. Haidileji Enterprise Image Planning (Shenzhen) Co., Ltd.	PRC

5. Yiqiman Enterprise Management Consulting (Shenzhen) Co., Ltd.	PRC

6. Shenzhen Fanhua Nanfeng Enterprise Management Consulting Co., Ltd.	PRC

7. Guangzhou Zhongqi Enterprise Management Consulting Co., Ltd.	PRC

8. Beijing Ruisike Management Consulting Co., Ltd.	PRC

9. Beijing Fanlian Investment Co., Ltd.	PRC

Consolidated Affiliated Entities

Place of Incorporation
1. Guangdong Meidiya Investment Co., Ltd.	PRC

2. Guangdong Nanfeng Insurance Agency Co., Ltd.	PRC

3. Guangdong Kafusi Insurance Brokerage Co., Ltd.	PRC

4. Guangzhou Yian Insurance Agency Co., Ltd.	PRC

5. Guangzhou Fanhua Insurance Agency Co., Ltd. (formerly known as Guangzhou Xiangxing Insurance Agency Co., Ltd.)	PRC

6. Guangdong Qicheng Insurance Brokerage Co., Ltd.	PRC

7. Guangzhou Desheng Insurance Brokerage Co., Ltd.	PRC

8. Dongguan Nanfeng Jiayu Insurance Agency Co., Ltd.	PRC

9. Foshan Tuohua Insurance Agency Co., Ltd.	PRC

10. Shenzhen Nanfeng Insurance Agency Co., Ltd.	PRC

11. Guangdong Fangzhong Insurance Surveyors & Loss Adjusters Co. Ltd.	PRC

12. Shenzhen Huameng United Insurance Brokerage Co., Ltd.	PRC

13. Shenzhen Khubon Insurance Surveyors & Loss Adjusters Co., Ltd.	PRC

14. Jiangmen Fanhua Zhicheng Insurance Agency Co., Ltd.	PRC

15. Beijing Fanlian Insurance Agency Co., Ltd.	PRC

16. Beijing Fanhua Insurance Agency Co., Ltd.	PRC

17. Beijing Fumin Insurance Agency Co., Ltd.	PRC

18. Sichuan Fanhua Insurance Agency Co., Ltd.	PRC

19. Sichuan Yihe Investment Co., Ltd.	PRC

20. Sichuan Bocheng Insurance Brokerage Co., Ltd.	PRC

21. Sichuan Fanhua Xintai Insurance Agency Co., Ltd. (formerly known as Sichuan Xintai Insurance Agency Co., Ltd.)	PRC

22. Fujian Fanhua Investment Co., Ltd.	PRC

23. Fujian Xinheng Insurance Agency Co., Ltd.	PRC

24. Fuzhou Fanhua Lianxin Insurance Agency Co., Ltd.	PRC

25. Fuzhou Guoxin Insurance Agency Co., Ltd.	PRC

26. Shandong Fanhua Xintai Insurance Agency Co., Ltd.	PRC

27. Jinan Fanrong Insurance Agency Co., Ltd.	PRC

28. Shanghai Fanhua Guosheng Insurance Agency Co., Ltd.	PRC

29. Hunan Fanhua Insurance Agency Co., Ltd.	PRC

Place of Incorporation
30. Huaihua Jixiang Insurance Agency Co., Ltd.	PRC

31. Changsha Lianyi Insurance Agency Co., Ltd.	PRC

32. Hebei Anxin Insurance Agency Co., Ltd.	PRC

33. Hebei Lianda Insurance Agency Co., Ltd.	PRC

34. Shijiazhuang Fanhua Anxin Investment Co., Ltd.	PRC

35. Zhejiang Fanhua Tongchuang Insurance Agency Co., Ltd.	PRC

36. Hubei East Century Insurance Agency Co., Ltd.	PRC

37. Tianjin Fanhua Xianghe Insurance Agency Co., Ltd.	PRC

38. Liaoning Gena Insurance Agency Co., Ltd.	PRC

39. Guangxi Xingfu Insurance Agency Co., Ltd.	PRC